UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2009

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia	24517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (434) 369-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pinnacle Bankshares Corporation (the “Company”) amended its Articles of Incorporation, effective May 1, 2009, to authorize the issuance of up to one million shares of preferred stock. At the Annual Meeting of Shareholders held on April 14, 2009, the Company’s shareholders approved the amendment and authorized the Company’s Board of Directors to determine at the time of creating each series of preferred stock the designation and number of shares of the series and the preferences, limitations and relative rights of each series created. Prior to the amendment, the Company’s Articles of Incorporation authorized the issuance of common stock only. The amendment to the Articles of Incorporation also made a non-substantive change to clarify the provisions of Article VI of the Company’s Articles of Incorporation.

A copy of the Articles of Amendment is included as Exhibit 3.1(a) hereto and is incorporated by reference into this Item 5.03. The foregoing summary of certain provisions of the Articles of Amendment is qualified in its entirety by reference thereto.

The Company has no present plans for the issuance of preferred stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1(a)	Articles of Amendment to the Articles of Incorporation, effective May 1, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION

Date: May 4, 2009	By:	/s/ Bryan M. Lemley
Bryan M. Lemley
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit
3.1(a)	Articles of Amendment to the Articles of Incorporation, effective May 1, 2009